Exhibit 15.4

February 3, 2016

United States Securities Exchange Commission

Dear Sirs/Mesdames:

I hereby consent to (a) Roscoe Postle Associates Inc. being named in the Annual Report on Form 20-F of ArcelorMittal SA for the year ended December 31, 2015 (the “2015 20-F”) as having (i) conducted independent audits of the 2011 iron ore reserve estimates on ArcelorMittal SA’s properties in Canada, Mexico, Liberia, and United States, (ii) completed an independent audit of the 2013 iron ore reserve estimates on ArcelorMittal’s properties in Liberia and in Canada, including Baffinland, and (iii) completed an independent audit of the 2015 iron ore reserve estimates for ArcelorMittal SA’s Las Truchas and Pena mines in Mexico, and (b) the incorporation by reference of the 2015 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-202409 on Form F-3 (as amended by Post-Effective Amendment No. 1).

Yours truly,

Roscoe Postle Associates Inc.

Per:

/s/ Graham G. Clow

Graham G. Clow, P.Eng.

Chairman

RPA Inc. 55 University Ave. Suite 501 | Toronto, ON, Canada M5J 2H7 | T +1 (416) 947 0907      www.rpacan.com